UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2007

eSpeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

eSpeed, Inc. (“eSpeed”) currently enters into reverse repurchase agreements with Cantor Fitzgerald, L.P. (“Cantor”), a controlling stockholder of eSpeed, and its affiliates as short-term investments as part of its overall cash management strategy. These reverse repurchase agreements generally mature on a next day basis. Interest rates for the reverse repurchase agreements are reset daily and generally approximate market rates, which are based on the Fed Funds Rate and the quality of the underlying collateral. As an alternative to its ongoing policy of investing its cash in reverse repurchase agreements with Cantor, on July 26, 2007, eSpeed entered into a Secured Promissory Note and Pledge Agreement (the “Loan”) with Cantor in which eSpeed agreed to lend to Cantor up to $100,000,000 (the “Loan Amount”) on a secured basis from time to time. The Loan will be secured by a pledge of eSpeed Class A or Class B Common Stock owned by Cantor equal to 125% of the outstanding Loan Amount, as determined on a next day basis. The Loan will bear interest at the Cantor Fitzgerald & Co. rate for equity repurchase agreements plus 0.25% and is payable on demand. The Loan was approved by eSpeed’s Audit Committee.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Pledge Agreement dated July 26, 2007.

99.2	Promissory Note dated July 26, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

eSpeed, Inc.

Date: July 27, 2007	By:	/s/ Howard W. Lutnick
Howard W. Lutnick
Chairman, President and Chief Executive Officer

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